EXHIBIT 1.


                 LETTERHEAD OF BDO SEIDMAN, LLP
                   ACCOUNTANTS AND CONSULTANTS


March 8, 1996

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on March 5, 1996, to be filed by our former client, Earl Scheib, Inc. We agree with the statements made in response to that Item infosar as they relate to BDO Seidman.

                              Very truly yours,


                              /s/ BDO Seidman, LLP